UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

Trio Petroleum Corp
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, Suite 304

Malibu, CA 90265

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	The NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 24, 2026, Trio Petroleum Corp, a Delaware corporation (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with McDermott Will & Schulte LLP (“McDermott”) pursuant to which, subject to the terms and conditions set forth in the Settlement Agreement, the Company agreed to resolve, settle, and compromise among other things the Company’s obligation to pay an aggregate of $392,700.23 in fees for legal services previously performed by McDermott for the Company (the “Fees”). In consideration of the Fees, the Company agreed to issue to McDermott 446,149 restricted shares (the “Shares”) of common stock, par value US$0.0001 per share (the “Common Stock”) of the Company, as determined by the calculation as set forth in the Settlement Agreement (the “Settlement Payment”). The Company also agreed to have such Shares registered on a resale registration statement (the “Resale Registration Statement”), with the Company to use its commercially reasonable efforts to file the Resale Registration Statement with the Securities and Exchange Commission (the “Commission”) within twenty (20) calendar days after the issuance of the Shares, and to use its commercially reasonable efforts to cause such Resale Registration Statement to become effective by the Commission within forty-five (45) days after the issuance of the Shares.

In consideration of the Settlement Payment and effective as of the date of the filing of the Resale Registration Statement, both the Company and McDermott agreed to release and discharge the other party from all liabilities, claims, obligations, and all other legal responsibilities of any form whatsoever relating to: (i) the subject matter of the Settlement Agreement; (ii) any acts or omissions by either party occurring prior to the date of the Settlement Agreement; and (iii) any costs, attorneys’ fees or expenses incurred by either party in connection with the subject matter of the Settlement Agreement prior to the date of entry into the Settlement Agreement.

The foregoing summary of the Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of McDermott in the Settlement Agreement, the issuance of the Shares pursuant to the Settlement Agreement to McDermott as consideration in the Settlement Payment was made in a transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws.

None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement And Release dated as of March 24, 2026, by and between Trio Petroleum Corp and McDermott Will & Schulte LLP.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp

Date: March 27, 2026	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer